UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) February 14, 2005

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Photronics, Inc. on February 16, 2005, describing the annual compensation paid to Photronics’ Board of Directors.

On February 14, 2005, the Board of Directors of Photronics, Inc. approved a retroactive increase of the following retainers effective for fiscal year 2004 relating to the Audit Committee: the Chairman of the Audit Committee will receive an additional annual retainer of $65,000 (increased from $40,000), the Vice Chairman of the Audit Committee will receive an additional annual retainer of $25,000 (increased from $10,000), and all other members of the Audit Committee (excluding the Chairman and the Vice Chairman) will receive an additional annual retainer of $10,000 (increased from $0). The Board of Directors approved these increases to compensate the Directors serving on the Audit Committee for the additional work and responsibilities each of them assumed primarily as a result of the rules pursuant to the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE February 22, 2005	BY	/s/ Edwin L. Lewis
Edwin L. Lewis
Vice President, General Counsel & Secretary